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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-28310, No. 33-16934, No. 2-56896, No. 33-50071, No. 333-10151, No. 333-24813,
No. 333-72851, No. 333-61365, No. 333-89157, No. 333-32354, No. 333-32356 and on
Form S-8 and No. 33-56415 and No. 333-94965 on Form S-3 of our reports dated April 6, 1998 (April 24, 2000 as to Industry Segment Information), appearing in or incorporated by reference in this Annual Report on Form 10-K of SUPERVALU INC. for the year ended February 26, 2000.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
May 1, 2000